Exhibit 99.1
Master Equipment Rent Agreement
This Master Equipment Rent Agreement (the “Master Rent”) is entered into on January 14, 2008, by and between TopSpin Medical (Israel) Ltd., a corporation incorporated under the laws of the state of Israel (the “Company”) and TOP Medical B.V., an entity incorporated under the laws of The Netherlands (the “Distributor”). Company and/or Distributor may be referred to as a “Party” or the “Parties”.
Recitals
A. The Company is engaged in the development, manufacture, production and sale of IntraVascular MRI catheter system for the coronary arteries (the “Product”).
B. On October 3, 2006 the Parties entered into distribution agreement for the distribution of the Company’s Products by the Distributor (the “Distribution Agreement”).
C. Distributor wishes to rent from the Company from time to time certain equipment, in order to assist the Distributor to distribute the Product.
D. Without derogation from any of the provisions of the Distribution Agreement, and in addition thereto, the Company is willing to rent equipment to the Distributor, all pursuant to the terms and conditions provided hereunder.
Agreement
Accordingly, and in consideration of the representations, warranties, agreements and conditions herein contained, the parties hereto agree as follows:
1. Definitions
In this Master Rent, the terms and phrases below shall have following meanings:
1.1 “Certified Operator” means an employee of Distributor, trained to the full satisfactory of the Company to operate the Equipment.
1.2 “Facility” means the facility where the Distributor will operated the Equipment, as indicated, with respect to each Item of Equipment, in the respective Equipment Schedule.
1.3 “Law(s)” means all laws, rules and regulations relating to Use and relating to the professional practice of Distributor.
1.4 “Manuals” means the manuals relating to the operation of each Item of Equipment, provided from time to time by the Company, as they may be amended or replaced at the Company’s sole discretion.
1.5 “Transfer” means, as may be applicable, any actual or attempted assignment, lease, sublease, license, sublicense, encumbrance, gift, pledge, mortgage, lien, change of control of Distributor, merger or similar provision of right interest in or title to the Equipment, this Master Rent or any portion thereof.

1.6 “Use” means the use of the Equipment in, or in connection with, the distribution of the Company’s Products.
2. Rent
2.1 Equipment Rent. Subject to the terms and conditions set forth herein, Company and Distributor shall execute and deliver Equipment Schedules (in form and substance as identified on Attachment 1 herein) pursuant to this Master Rent (each, an “Equipment Schedule”) and pursuant to each Equipment Schedule the Company shall rent to Distributor the equipment and other property described on such Equipment Schedule (together with any attachments, replacements, parts, substitutions, repairs, accessions and accessories thereto, and software incorporated therein, the "Equipment”). Each Equipment Schedule will incorporate by reference this Master Rent and will specify certain terms relating to the renting of the Equipment (this Master Rent as incorporated into each Equipment Schedule, a “Rent”). Each Equipment Schedule, together with this Master Rent, shall constitute a separate and enforceable Rent. In the event that any term of any Equipment Schedule conflicts with or is inconsistent with any term of this Master Rent, the terms of the Equipment Schedule shall govern. As used herein, the term “Item of Equipment”, as it relates to any Equipment, shall have the meaning specified in the Equipment Schedule relating to such Equipment and if no such meaning is specified therein, “Item of Equipment” shall mean the Equipment as a whole.
2.2 Delivery & Installation. Distributor shall provide all necessary site preparation as reasonably required by Company. Distributor shall install and Use the Equipment solely at the Facility indicated in the Equipment Schedule. The first 4 systems will be installed together with the Company. Distributor shall bear any and all expenses relating to the delivery of the Equipment from the Company to the Facility and, upon termination of the applicable Equipment Schedule Term (as defined below) or this Master Equipment Rent Agreement, from the Facility to the Company.
2.3 Title. The Equipment is and shall at all times remain the exclusive property of Company. Distributor shall neither have nor assert any right, title or interest in or encumbrance on the Equipment except for the limited usage rights provided in this Master Rent. No third party shall have any right, title or interest in or any encumbrance on the Equipment. Distributor shall, at its expense, protect and defend Company’s title against all persons claiming against or through Distributor, at all times keeping Equipment free from any legal process or encumbrances whatsoever, including but not limited to liens, attachments, levies and executions, and shall give Company immediate written notice thereof. If the Company shall decide, in its sole discretion, it shall be entitled to control any protection or defense, and, in such event, Distributor shall assist the Company. Distributor shall not so affix the Equipment to realty so as to change its nature to real property and agrees that the Equipment shall remain personal property at all times regardless of how attached or installed.
2.4 Absolute Rent. Distributor’s obligation to pay Rent (as defined below) and otherwise to perform its obligations under this Master Rent shall be irrevocable, absolute and unconditional for the applicable Equipment Schedule Term and shall not be subject to defense, counterclaim, set-off, diminution, abatement or recoupment for any reason whatsoever, and Distributor waives all rights to terminate or surrender this Master Lease for any reason except as expressly set forth in this Master Rent.

2.5 Care & Use. The Distributor shall maintain each Item of Equipment in good operating condition, repair and appearance, and protect the same from deterioration other than normal wear and tear shall use each Item of Equipment in the regular course of its business, within its normal operating capacity, without abuse, and shall comply with all applicable Laws with respect to the use, maintenance and operation of such Item of Equipment; shall not make any modification, alteration or addition to any Item of Equipment without the prior written consent of the Company.
2.6 Transfer. Distributor shall not make a Transfer without the prior written consent of Company, which may be granted or denied in Company’s sole discretion. Any Transfer without such consent shall be void.
2.7 Maintenance. Distributor shall be responsible for servicing and repairing each Item of Equipment at the applicable Facility through trained professional personnel of the Distributor, including providing service activity by remote trouble shooting level (phone or email) and provide field service activity (labor) at component level and shall bear the costs for such service activity of remote trouble shooting level (phone or email) and field service activity (labor) at component level, provided, however, that the Company shall reasonably provide advice to questions of such personnel and provided further that the Company shall provide, at its expense components required for the same.
3. Acceptance
Upon delivery of each Item of Equipment, Distributor shall promptly inspect and test such Item of Equipment and, if acceptable to Distributor, accept such Item of Equipment. If no written response will be received by the Company within 3 business days after installation in the hospital, the Item of Equipment will be considered fully accepted by Distributor.
4. Payments
4.1 Annual Rent. In consideration of Company providing Distributor with the Equipment, Distributor shall pay Company an annual rent payment as set forth in the respective Equipment Schedule, payable on a quarterly basis as set forth in the Equipment Schedule from and after the commencement of such Equipment Schedule (the “Rent”). All payments of Rent shall be made to a bank account of the Company as shall be designated by the Company in writing.
4.2 Taxes Excluded. All payments hereunder are exclusive of any and all sales, use, excise, import, export, value-added and similar taxes and governmental charges. If, under applicable law, Distributor is required to withhold any tax, than Company may require that the amount of the applicable payment shall be automatically increased to totally offset such tax so that the amount actually remitted to Company, net of all taxes, equals the amount invoiced or otherwise due.
4.3 Late Payment. All late payments shall bear interest from the due date until paid, at the lower of: the maximum rate permitted by law or three percent (3%) per month.

5. Term
5.1 Term. Each Equipment Schedule shall commence on the date set forth therein and shall continue until the first anniversary from the Rent Term Commencement Date detailed in such Equipment Schedule (the “Equipment Schedule Term”). Notwithstanding the above, the Equipment Schedule Term shall terminate pursuant to the provisions of Section 6 hereunder. This Master Rent commences upon the date hereof and shall be terminated by written prior notice of 30 days of either Party to the other Party, provided however, that the provisions of this Master Rent shall continue to be in full force and effect with respect to each Item of Equipment as long as the respective Equipment Schedule Term is in effect.
In addition, Distributor shall be entitled to terminate each Equipment Schedule Term: (a) if the Company’s console and/or catheters do not operate according to its specifications (as detailed in the Company’s documentation accompanied to the console and/or catheters) within 60 days after delivery to the Company of notice of such non-operation; or (b) if the Company fails to meet the commitments as stated in the Post Market Clinical Program Agreements with the individual Facilities and the parties fail to find an alternative Facility to use such Item of Equipment, provided, in each of the events detailed in this paragraph, that a prior written notice of termination was provided to the Company at least 14 days in advance, and the circumstances detailed in subsections (a) or (b) above, as applicable, were not cured within said period.
5.2 Return of Equipment & Manuals. Upon termination of each Equipment Schedule Term, for any reason whatsoever, Distributor shall immediately surrender to Company each Item of Equipment detailed therein, Manuals and all related materials supplied by Company under this Master Rent and pursuant to the respective Equipment Schedule and allow Company reasonable access to Distributor’s premises to take back the Equipment and such additional materials. Distributor is required to tender each Item of Equipment and materials to Company in the same condition as when delivered, ordinary wear and tear excepted. Distributor shall bear all costs related to removal under this Section, including transport to Company. Until Distributor has returned each Item of Equipment in compliance with the requirements of this Master Rent, the applicable Equipment Schedule and this Master Rent shall continue in full force and effect and Distributor shall continue to pay Rent notwithstanding any expiration or termination of the Equipment Schedule Term.
6. Default; Remedies
6.1 If any one of the following events (each an “Event of Default”) shall occur, then to the extent permitted by applicable law, the Company shall have the right to exercise any one or more remedies defined in Section 6.2 below: (1) the Distributor fails to pay any Rental or any other payment under this Master Rent or any Equipment Schedule when due; (2) the Distributor fails to pay, when due, any indebtedness of the Distributor to the Company arising independently of this Master Rent or any Equipment Schedule, and such default shall continue for five (5) days after delivery of written notice by the Company; (3) the Distributor fails to perform any of the terms, covenants or conditions of this Master Rent or any Equipment Schedule other than as provided above within ten (10) days after delivery of written notice by the Company; (4) the Distributor becomes insolvent or makes an assignment for the benefit of creditors; (5) a receiver, trustee, conservator or liquidator of the Distributor of all or a substantial part of its assets is appointed with or without the application or consent of the Distributor; or (6) a petition is filed by or against the Distributor under any insolvency law or laws providing for the relief of debtors.

6.2 If an Event of Default shall occur the Company may, at its option, in addition to any other remedy under applicable Law, including the Company’s entitlement to recover all damages resulting from any Event of Default, the Company may, at any time: (1) declare the entire amount of unpaid Rent for the balance of the Term of this Master Rent immediately due and payable, (2) sue for and recover all Rents and other money due and to become due plus the residual value of the Equipment, present valued to the date of default computed at 6 percent per annum, (3) enter into the premises where the Equipment may be found and take possession of and remove the Equipment, without liability for suit, action or other proceeding, and all rights of the Distributor in the Equipment so removed shall terminate absolutely, all to the extent permitted by Law, , and (4) terminate this Master Rent or any Equipment Rent, at its option, with immediate effect. The Distributor waives notice of hearing with respect to such retaking. The Company may at its option use, ship, store, lease, sell or otherwise dispose of the Equipment so removed. The Company shall give the Distributor credit for any sums received by the Company from the sale or rental of the Equipment after the deduction of the expenses of sale or rental.
7. Inspection Rights
Company may from time to time during Distributor’s normal business hours, inspect the Equipment and Distributor’s records with respect thereto in a reasonable manner. Distributor shall cooperate with the Company in scheduling such inspection and in making the Equipment available for inspection by the Company. Distributor will, upon reasonable request, provide a report on the condition of the Equipment, a record of its maintenance and repair, or such other information or evidence of compliance with Distributor’s obligations under this Master Rent as the Company may reasonably request.
8. Representations & Warranties; Limited Warranty
8.1 Company warrants that the Equipment shall materially perform as and conform to the Manuals.
8.2 Notwithstanding any other provision of this Master Rent, in the event that any Item of Equipment malfunctions, Company will either (a) provide components and advice as detailed in Section 2.7 above in order to repair such Item of Equipment; (b) replace such Item of Equipment; or (c) cancel the rent hereunder against return of all Rent payment paid to the Company until such date with respect to such Item of Equipment, at the Company’s sole discretion (the “Limited Warranty”). The Limited Warranty will apply during the Term.
8.3 This Limited Warranty shall not apply to Equipment that has been repaired or altered other than in accordance with Company’s written instructions, nor shall it apply to the Equipment which has been subject to misuse, unauthorized use, negligence, accident, (including fire, water, explosion, smoke, vandalism, etc.), or which has been installed or operated contrary to Company’s instructions.
8.4 This Limited Warranty is void, if at any time Distributor Transfers the Equipment.

8.5 Company makes no warranty in respect to accessories, software and other parts made by other manufacturers which have been attached or connected to the Equipment after installation unless such accessories and other parts have been supplied and attached or installed by Company and, in such case, only to the extent of the warranty supplied by such manufacturer.
8.6 Company shall have no liability for representations or warranties not specifically contained herein.
8.7 THIS LIMITED WARRANTY IS DISTRIBUTOR’S SOLE AND EXCLUSIVE REMEDY AGAINST COMPANY, AND IS IN LIEU OF ANY AND ALL OTHER WARRANTIES, GUARANTEES, PROMISES, OR REPRESENTATIONS WHETHER WRITTEN, ORAL OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY, SATISFACTORINESS OR FITNESS FOR ANY PARTICULAR PURPOSE OR USE. IN NO EVENT SHALL COMPANY BE LIABLE FOR LOSS OF USE, LOSS OF PROFITS, OR OTHER COLLATERAL OR SPECIAL DAMAGES ALLEGED BY DISTRIBUTOR.
TO THE FULLEST EXTENT PERMITTED BY LAW, COMPANY’S TOTAL LIABILITY ARISING UNDER THIS MASTER RENT SHALL BE LIMITED TO THE TOTAL AMOUNT PAID TO THE COMPANY BY DISTRIBUTOR DURING THE IMMEDIATELY PRECEDING TWELVE (12) MONTHS PRIOR TO ANY CLAIM, ACTION OR SUIT CREATING THE LIABILITY.ANY CONDITIONS, WARRANTIES OR OTHER TERMS IMPLIED BY STATUTE OR COMMON LAW ARE EXCLUDED TO THE FULLEST EXTENT PERMITTED BY LAW.
9. Distributor’s Covenants
Distributor shall:
9.1 Assume the risk of liability arising from operation or use of the Equipment;
9.2 Comply with all Laws and all Manuals with respect to the Use, the Equipment and this Master Rent;
9.3 Not change or remove any insignia or lettering that is on the Equipment at the time of delivery, which indicates the Company’s ownership of the Equipment.
9.4 In Using the Equipment Distributor shall permit only Certified Operators to Use the Equipment as may be allowed under Law;

10. Indemnity
Distributor shall indemnify, and hold Company harmless from any and all losses, damages, injuries, claims, demands and expenses, including costs and attorneys’ fees, of any kind or nature (“Claims”), arising from operation of the Equipment inconsistent with users manuals or Company’s specific written directives, any other breach by Distributor or any one acting on its behalf (including its employees and consultants) of this Master Rent, or any gross negligence or willful misconduct of any of them.
11. Miscellaneous
11.1 Confidentiality. The provisions of the Non Disclosure Agreement attached as Exhibit G of the Distribution Agreement shall apply to this Master Rent, mutatis mutandis.
11.2 Relationship of the Parties. Nothing in this Master Rent, nor anything to be done pursuant to its terms and conditions, is intended to, nor shall it create a partnership, joint venture, franchisor-franchisee or principal-agent relationship between the Parties. This Master Rent is intended to establish a lessor-Distributor relationship.
11.3 Further Assurances. Distributor will cooperate with Company for the purpose of protecting the interests of Company in the Equipment. Distributor further agrees to execute any documents necessary or helpful to protect those interests. Either Party, will execute and register all further documents and do all acts and things, which may be reasonably necessary or desirable to enable the other to obtain the full benefit of this Master Rent.
11.4 Schedules. The Schedules attached to this Master Rent are incorporated by reference.
11.5 Headings. The section headings contained in this Master Rent are for reference purposes only and shall not affect in any way the meaning or interpretation of this Master Rent.
11.6 Governing Law, Jurisdiction and Venue. Any dispute, controversy or claim arising out of or relating to this Master Rent, or the breach, termination or invalidity thereof, which is not resolved between the parties themselves, will be submitted to the competent courts of Tel Aviv, Israel. This Master Rent will be governed by, and interpreted and construed in accordance with, the laws of the State of Israel.
11.7 Waiver. Either Party’s failure to require strict performance by the other Party of any provision of this Master Rent shall not waive or diminish that Party’s right thereafter to demand strict compliance with that or any other provision. Waiver of any default shall not waive any other default.
11.8 Severability. If any part of this Master Rent which is held to be unenforceable, or void, the Parties will attempt to renegotiate such part in a manner consistent with the intention of the Parties. If any provision of this Master Rent, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Master Rent or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

11.9 Entirety of Agreement. This Master Rent, including its Schedule and Exhibits and any Equipment Schedule executed hereunder, sets forth the entire understanding between the Parties concerning the Equipment, and supersedes any prior, contemporaneous, oral or written rent or representation, if any, between the Parties. This Master Rent and any Equipment Schedule executed hereunder may be modified only by a subsequent written agreement duly executed by the Parties.
11.10 No Release. Notwithstanding anything else in this Master Rent, Sections5.3, , 8.7, 10 and 11 shall remain in force upon termination of this Master Rent.
11.11 Attorneys’ Fees. Except as otherwise provided herein, if enforcement of this Master Rent is required or a dispute arises out of this Master Rent, the non-prevailing Party shall pay the prevailing Party’s general attorney fees as determined by an arbitrator or court of law.
11.12 Notices. Notice permitted or required to be given under this Master Rent will be deemed sufficient if given in writing by facsimile, commercial air delivery service or by registered or certified air mail, postage prepaid, return receipt requested, addressed to the respective addresses of the parties set forth below or at such other address as the respective parties may designate by like notice from time to time. Notices so given will be effective upon the earlier of: (a) receipt by the party to which notice is given (which, in the instance of a facsimile, will be deemed to have occurred at the time that the machine transmitting the facsimile verifies a successful transmission of the facsimile); (b) on the seventh business day following the date such notice was deposited in the mail; or (c) on the third business day such notice was delivered to a commercial air delivery service. Notices will be given as follows:

If to the Lesee:	TOP Medical B.V.
Stationstraat 30
6361 BH Nuth
The Netherlands
Attn: Managing Director
Fax: +31 45 5244613

If to the Company:	TopSpin Medical (Israel) Ltd.
2 Yodfat Street
Lod 71921
Israel
Attn: Chief Executive Officer
Fax: 972-8-9259003
11.13 Assignment. Neither party may assign or otherwise transfer its rights and obligations under this Master Rent without the prior written consent of the other party, except that the Company may assign this Master Rent to any successor in interest of all or substantially all of the business of the Company, whether by merger, acquisition, operation of law, assignment, purchase or otherwise, or to any of its subsidiaries and/or affiliates. Any prohibited assignment will be null and void. All terms and conditions of this Master Rent will be binding on and inure to the benefit of the successors and permitted assigns of the parties.

IN WITNESS WHEREOF, the Parties have caused this Master Rent to be executed by their duly authorized officers.

TopSpin Medical (Israel) Ltd.	TOP Medical B.V.

/s/ Yaron Tal /s/ Eyal Kolka /s/ Neil Cohen	/s/ Jan-Willem Hendriks

By: Yaron Tal & Eyal Kolka & Neil Cohen	By: Jan-Willem Hendriks
Title: CEO & CFO & Director	Title: Managing Director
Date: January 14, 2008	Date: January 14, 2008

ATTACHMENT 1 TO MASTER RENT
Equipment Schedule — No. [001] Dated _______, 2008
To Master Equipment Rent Agreement Dated as of January____, 2008
All of the terms of the Master Equipment Rent Agreement dated as of January  _____  , 2008 (as amended, supplemented or modified from time to time, the “Master Rent”) between TopSpin Medical (Israel) Ltd. (the “Company”) and TOP Medical B.V. (“Distributor”) are incorporated by reference herein. Capitalized terms used, and not otherwise defined, herein shall have the meanings ascribed thereto in the Master Rent. This Equipment Schedule as it incorporates the terms of the Master Rent and each schedule, exhibit and rider attached hereto is referred to as this “Rent”. This Equipment Schedule, and the Master Rent, as incorporated herein shall constitute a separate and enforceable rent. If any term of any schedule, exhibit or rider hereto conflicts with or is inconsistent with any term of this Equipment Schedule or the Master Rent, the terms of such schedule, exhibit or rider shall govern.

1.	Equipment.

(collectively, the “Equipment”).

2.	The Facility

3.	Financial Terms
3.1	Rent Term Commencement Date: _____ , 200 _____

3.2	Annual Rent of US$ _____ plus VAT, payable in 4 equal quarterly installments to be paid on the beginning of each quarter of the Rent term.

4.	Additional Amendments to Master Rent and Additional Rent Provisions:

IN WITNESS WHEREOF, Distributor and the Company have caused this Equipment Schedule to be executed by their duly authorized representatives as of the date first above written.

TopSpin Medical (Israel) Ltd..	TOP Medical B.V.

By:	By:

Title:	Title:

Date:	Date: